UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2006
ORIENTAL FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Professional Offices Park 998 San Roberto Street San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:      (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 28, 2006, Oriental Financial Group Inc. (the “Company”) notified the New York Stock Exchange (“NYSE”) that, given the delay in filing the Company’s report on Form 10-K for the transition period ended December 31, 2005, as a result of the work related to its previously-announced restatement and fiscal year transition process, together with its change in independent registered public accounting firm, it will be unable to distribute its annual report to shareholders within 120 days after the end of its fiscal year, as required under Section 203.01 of the NYSE Listed Company Manual. The Company has requested from the NYSE an extension of such 120-day period. The Company expects to distribute its annual report to shareholders in the upcoming month of June.

Item 8.01.	Other Events.
     The Company expects to file its report on Form 10-K for the six-month transition period ended December 31, 2005 before the end of May. Thereafter, the Company expects to announce its first quarter results and file its report on Form 10-Q for the quarter ended March 31, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: May 1, 2006	By:	/s/ José Rafael Fernández
José Rafael Fernández
President and CEO